
                          NOTICE OF GUARANTEED DELIVERY
                 For Tender of Any and All Outstanding Shares of
   12% Series A Senior Exchangeable Preferred Stock, par value $.01 per Share
                   (Liquidation Preference $ 1,000 per Share)
                                       of
                               MMH HOLDINGS, INC.
                      Fully and Unconditionally Guaranteed
                              By
                                -----------------------

         This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) a certificate or certificates representing Holdings' (as defined below) 12% Series
A Senior Exchangeable Preferred Stock, par value $.01 (the "Old Series A Senior
Preferred Stock") are not immediately available, (ii) shares of Old Series A
Senior Preferred Stock, the Letter of Transmittal and all other required documents cannot be delivered to United States Trust Company of New York (the
"Exchange Agent") on or prior to 5:00 P.M. New York City time, on the Expiration
Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This
Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by telegram, telex or facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Guaranteed Delivery Procedures" in the
Prospectus. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                  The Exchange Agent For The Exchange Offer Is:
                     United States Trust Company Of New York

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
             By Hand Delivery:                                     By Registered or Certified Mail:
  United States Trust Company of New York                      United States Trust Company of New York
                111 Broadway                                         P.O. Box 843 Cooper Station
Lower Level Corporate Trust Services Window                            New York, New York 10276
          New York, New York 10006                               Attention: Corporate Trust Services


                  By Overnight Courier:                                  Facsimile Transmissions:
(or by Hand after 4:30 p.m. on the Expiration Date Only)    (Eligible Institutions and Withdrawal Notices Only)
         United States Trust Company of New York                              (212) 780-0592
                770 Broadway, 13th Floor                                  To Confirm By Telephone
                New York, New York 10003                                 or for Information Call:
           Attention: Corporate Trust Services                                 1-800-548-6565




         Delivery of this Notice Of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:



         The undersigned hereby tenders to MMH Holdings, Inc., a Delaware Corporation ("Holdings"), upon the terms and subject to the conditions set forth in the Prospectus dated August 12, 1998 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate liquidation preference of Old Series A Senior Preferred Stock set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."



Aggregate Liquidation Preference               Name(s) of Registered Holder(s):
Amount Tendered: $
                  ---------------------        --------------------------------

Certificate No(s)
if available):
              -------------------------

(Total Liquidation Preference Represented by
Old Series A Senior Preferred Stock Certificate(s))

$
 -------------------------------

If shares of Old Series A Senior Preferred Stock will be tendered by book-entry transfer, provide the following information:

DTC Account Number:
                   -------------------------
Date:
     ---------------------------------------

         All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.


                                PLEASE SIGN HERE

X
 ----------------------------------                  --------------------------
X
 ----------------------------------                  --------------------------
Signature(s) of Owner(s)                              Date
or Authorized Signatory

Area Code and Telephone Number:
                               --------------------

         Must be signed by the holder(s) of the shares of Old Series A Senior Preferred Stock as their name(s) appear(s) on certificate(s) representing such shares of Old Series A Senior Preferred Stock or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                                            Please print name(s) and address(es)

Name(s):
                     -----------------------------------------------------------
                     -----------------------------------------------------------

Capacity:
                     -----------------------------------------------------------
Address(es):
                     -----------------------------------------------------------
                     -----------------------------------------------------------
                     -----------------------------------------------------------
                     -----------------------------------------------------------

               THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the shares of Old Series A Senior Preferred Stock tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such shares of Old Series A Senior Preferred Stock to the Exchange Agent's account at The Depositary Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the shares of Old Series A Senior Preferred Stock tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


----------------------------------------       --------------------------------
                Name of Firm                         Authorized Signature

----------------------------------------       --------------------------------
                   Address                                   Title

----------------------------------------       --------------------------------
                  Zip Code                           (Please Type or Print)

Area Code and Telephone No.                    Dated:
                           -------------             --------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES OF OLD SERIES A SENIOR PREFERRED STOCK WITH THIS FORM. CERTIFICATES FOR SHARES OF OLD SERIES A SENIOR PREFERRED STOCK SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.